UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2006

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

        On April 20, 2006, Provident Financial Holdings, Inc. issued its earnings release for the quarter ended March 31, 2006. A copy of the earnings release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

            (c)          Exhibits

            99.1        Earnings Release of Provident Financial Holdings, Inc. dated April 20, 2006.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2006                                            PROVIDENT FINANCIAL HOLDINGS, INC.

                                                                           /s/ Craig G. Blunden
                                                                           Craig G. Blunden
                                                                           Chairman, President and Chief Executive Officer
                                                                          (Principal Executive Officer)

                                                                           /s/ Donavon P. Ternes
                                                                           Donavon P. Ternes
                                                                          Chief Financial Officer
                                                                          (Principal Financial and Accounting Officer)

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EXHIBIT 99.1

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3756 Central Avenue                                                                     Contacts:
Riverside, CA 92506                                                                     Craig G. Blunden, CEO
(951) 686 - 6060                                                                            Donavon P. Ternes, CFO

PROVIDENT FINANCIAL HOLDINGS, INC.
REPORTS THIRD QUARTER EARNINGS

Net Interest Margin Expands

Preferred Loans Grow to 32% of Loans Held for Investment

        Riverside, Calif. - April 20, 2006 - Provident Financial Holdings, Inc. ("Company"), Nasdaq: PROV, the holding company for Provident Savings Bank, F.S.B. ("Bank"), today announced earnings for the third quarter of its fiscal year ending June 30, 2006.

        For the quarter ended March 31, 2006, the Company reported net income of $3.40 million, or $0.49 per diluted share (on 6.88 million weighted-average shares outstanding), compared to net income of $4.58 million, or $0.64 per diluted share (on 7.12 million weighted-average shares outstanding), in the comparable period a year ago.

        "Our community banking business continues to improve as demonstrated by the expanding net interest margin and preferred loan growth," said Craig G. Blunden, Chairman, President and Chief Executive Officer of the Company. "Our mortgage banking business is more challenging today than in the recent past and we have responded by adjusting our business model to allow for a lower volume of loans originated for sale at a lower loan sale margin."

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        Return on average assets for the third quarter of fiscal 2006 was 0.89 percent, compared to 1.20 percent for the same period of fiscal 2005. Return on average stockholders' equity for the third quarter of fiscal 2006 was 10.17 percent, compared to 15.48 percent for the comparable period of fiscal 2005.

        On a sequential quarter basis, net income for the third quarter of fiscal 2006 decreased by $4.98 million to $3.40 million, or 59 percent, from $8.38 million in the second quarter of fiscal 2006; and diluted earnings per share decreased $0.74 to $0.49, or 60 percent, from $1.23 in the second quarter of fiscal 2006. The sale of a commercial office building in the second quarter of fiscal 2006 resulted in a gain on sale of real estate of $6.28 million (approximately $3.64 million, net of statutory taxes) which contributed approximately $0.53 to the diluted earnings per share in the second quarter. Return on average assets decreased 124 basis points to 0.89 percent for the third quarter of fiscal 2006 from 2.13 percent in the second quarter of fiscal 2006 and return on average equity decreased to 10.17 percent for the third quarter of fiscal 2006 from 26.12 percent in the second quarter of fiscal 2006.

        For the nine months ended March 31, 2006, net income was $16.72 million, an increase of 21 percent from net income of $13.87 million for the comparable period ended March 31, 2005; and diluted earnings per share for the nine months ended March 31, 2006 increased $0.48, or 25 percent, to $2.43 from $1.95 for the comparable period last year. Return on average assets for the nine months ended March 31, 2006 increased 14 basis points to 1.41 percent from 1.27 percent for the nine-month period a year earlier. Return on average stockholders' equity for the nine months ended March 31, 2006 was 17.28 percent, compared to 16.16 percent for the nine-month period a year earlier.

        Net interest income before provision for loan losses increased $160,000, or one percent, to $11.19 million in the third quarter of fiscal 2006 from $11.03 million for the same period in fiscal 2005. Non-interest income decreased $1.15 million, or 21 percent, to $4.22 million in the third quarter of fiscal 2006 from $5.37 million in the comparable period of fiscal 2005. Non-interest expense increased $95,000, or one percent, to $8.04 million in the third quarter of fiscal 2006 from $7.95 million in the comparable period in fiscal 2005.

        The average balance of loans outstanding increased by $69.6 million to $1.26 billion in the third quarter of fiscal 2006 from $1.19 billion in the same quarter of fiscal 2005, and the average yield increased by 36 basis points to 6.11 percent in the third quarter of fiscal 2006 from an average yield of 5.75 percent in the same quarter of fiscal 2005. The increase in the average loan yield was primarily attributable to new loans and the repricing of existing adjustable rate loans in the loans held for investment portfolio. Total portfolio loan originations (including loans purchased for investment) in the third quarter of fiscal 2006 were $146.5 million, which consisted primarily of single-family, multi-family, commercial real estate and construction loans. This compares to total portfolio loan originations (including loans purchased for investment) of $177.3 million in the third quarter of fiscal 2005. The outstanding balance of "preferred loans" (multi-family, commercial real estate, construction and commercial business loans) increased by $74.6 million, or 24 percent, to $382.0 million at March 31, 2006 from $307.4 million at March 31, 2005. The ratio of preferred loans to total loans held for investment increased to 32 percent at March 31, 2006 as compared to 28 percent at March 31, 2005. Loan

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prepayments in the third quarter of fiscal 2006 were $107.3 million, compared to $101.2 million in the same quarter of fiscal 2005.

        Average deposits decreased by $16.7 million to $915.0 million while the average cost of deposits increased by 60 basis points to 2.40 percent in the third quarter of fiscal 2006, compared to an average balance of $931.7 million and an average cost of 1.80 percent in the same quarter last year. Transaction account balances (core deposits) decreased by $87.3 million, or 17 percent, to $431.1 million at March 31, 2006 from $518.4 million at March 31, 2005. The decrease is attributable to a decline in money market and savings accounts, partly offset by an increase in checking accounts. Time deposits increased by $76.0 million, or 18 percent, to $501.1 million at March 31, 2006 as compared to $425.1 million at March 31, 2005. The increase is primarily attributable to the Company's successful time deposit marketing campaign and depositors switching from money market accounts to time deposits.

        The average balance of borrowings, which primarily consists of FHLB advances, increased by $4.7 million to $456.8 million, and the average cost of advances increased 36 basis points to 4.26 percent in the third quarter of fiscal 2006, compared to an average balance of $452.1 million and an average cost of 3.90 percent in the same quarter of fiscal 2005. The increase in the average cost of borrowings was primarily the result of higher interest rates on short-term advances.

        The net interest margin during the third quarter of fiscal 2006 increased two basis points to 3.00 percent from 2.98 percent during the same quarter last year. On a sequential quarter basis, the net interest margin in the third quarter of fiscal 2006 increased 13 basis points from 2.87 percent in the second quarter of fiscal 2006.

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        During the third quarter of fiscal 2006, the Company recorded a provision for loan losses of $1.30 million, an increase of $897,000 as compared to a loan loss provision of $404,000 during the same period of fiscal 2005. The increase in the provision for loan losses was primarily attributable to an increase of $56.6 million in preferred loans during the third quarter of fiscal 2006 and a higher balance of classified assets (including assets designated as special mention). Total classified assets increased $4.4 million to $11.3 million at March 31, 2006 from $6.9 million at December 31, 2005. The allowance for loan losses is considered sufficient to absorb potential losses inherent in loans held for investment.

        The decrease in non-interest income in the third quarter of fiscal 2006 compared to the same period of fiscal 2005 was primarily the result of a decrease in the gain on sale of loans. The gain on sale of loans decreased $1.53 million, or 37 percent, to $2.66 million for the quarter ended March 31, 2006 from $4.19 million in the comparable quarter last year. The average loan sale margin for mortgage banking was 101 basis points for the quarter ended March 31, 2006, down 14 basis points from 115 basis points in the comparable quarter last year.

        On a sequential quarter basis, the average loan sale margin for mortgage banking in the third quarter of fiscal 2006 decreased by 9 basis points to 101 basis points from 110 basis points in the prior quarter and was primarily the result of a more competitive mortgage banking environment during the quarter.

        The volume of loans originated for sale declined to $254.4 million in the third quarter of fiscal 2006 from $333.5 million during the same period last year. Total loan originations (including purchased loans and loans originated for sale) were $401.0

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million in the third quarter of fiscal 2006, a decrease of $109.9 million from $510.9 million in the same quarter of fiscal 2005. The decline in loan originations was primarily attributable to lower loan demand perpetuated by an increase in interest rates, rising real estate prices and a more competitive environment.

        In the third quarter of fiscal 2006, the fair-value adjustment of derivative financial instruments pursuant to Statement of Financial Accounting Standards ("SFAS") No. 133 on the consolidated statement of operations was a loss of $54,000, compared to a loss of $436,000 in the same period last year. The fair-value adjustment for SFAS No. 133 is derived from changes in the market value of commitments to extend credit on loans to be held for sale, forward loan sale agreements and option contracts. The SFAS No. 133 adjustment is relatively volatile and results in timing differences in the recognition of income, which may have an adverse impact on future earnings.

        Non-interest expense for the third quarter of fiscal 2006 increased $95,000, or one percent, to $8.04 million from $7.95 million in the same quarter in fiscal 2005. The increase in non-interest expense was primarily the result of an increase in other operating expenses, partly offset by a decrease in compensation expense, the result of workforce reductions at Provident Bank Mortgage which were announced during the third quarter of fiscal 2006. The Company recorded $101,000 of stock option compensation expense in the third quarter of fiscal 2006 as a result of SFAS No. 123R (Share Based Payment) which was adopted on July 1, 2005. No stock option compensation expense was recorded during the same period in fiscal 2005. The Company's efficiency ratio increased to 52 percent in the third quarter of fiscal 2006 from 48 percent in the third quarter of fiscal 2005. For the nine months ended March 31, 2006 the efficiency ratio improved to 44 percent from 48 percent during the same period in fiscal 2005.

        Non-performing assets increased to $1.5 million, or 0.10 percent of total assets, at March 31, 2006, compared to $584,000, or 0.04 percent of total assets, at March 31, 2005. The allowance for loan losses was $10.6 million at March 31, 2006, or 0.87 percent of gross loans held for investment, compared to $8.9 million, or 0.80 percent of gross loans held for investment at March 31, 2005.

        The effective income tax rate for the third quarter of fiscal 2006 was 43.9 percent as compared to 43.1 percent for the same quarter last year. The Company believes that the effective income tax rate applied in the third quarter of fiscal 2006 reflects its current income tax obligations.

        On March 27, 2006, the Company announced the signing of a Purchase and Sale Agreement to sell approximately six acres of land located in Riverside, California (subject to many conditions and contingencies). The Company anticipates that the transaction will close in the quarter ending September 30, 2006 and will result in a pre-tax gain of approximately $2.3 million (approximately $1.3 million net of statutory taxes).

        The Company repurchased 21,590 shares of its common stock during the quarter ended March 31, 2006 at an average cost of $29.36 per share. As of March 31, 2006, the Company has repurchased 63 percent of the shares authorized by the June 2005 Stock Repurchase Program, leaving 129,235 shares available for future repurchase activity.

        The Bank currently operates 12 retail/business banking offices in Riverside County and San Bernardino County (Inland Empire) along with 14 Provident Bank Mortgage

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loan production offices located throughout Southern California. During the quarter, the Company announced the closing of its Provident Bank Mortgage retail loan production office in Fullerton, California. In April 2006, the Company opened a new retail loan production office in Vista, California, serving the communities of north San Diego County.

        The Company will host a conference call for institutional investors and bank analysts on Friday, April 21, 2006 at 9:00 a.m. (Pacific Time) to discuss its financial results. The conference call can be accessed by dialing (877) 209-0397 and requesting the Provident Financial Holdings Earnings Release Conference Call. An audio replay of the conference call will be available through Friday, April 28, 2006 by dialing (800) 475-6701 and referencing access code number 825120.

        For more financial information about the Company please visit the website at www.myprovident.com and click on the Investor Relations section.

Safe-Harbor Statement

Certain matters in this News Release and the conference call noted above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2005, as amended.

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Financial Condition (Unaudited - Dollars In Thousands)

	March 31, 2006	June 30, 2005

Assets
Cash and due from banks	$ 15,095	$ 20,342
Federal funds sold	7,200	5,560
Cash and cash equivalents	22,295	25,902

Investment securities - held to maturity
(fair value $49,912 and $51,327, respectively)	51,130	52,228
Investment securities - available for sale at fair value	139,135	180,204
Loans held for investment, net of allowance for loan losses of
$10,554 and $9,215, respectively	1,205,090	1,131,905
Loans held for sale, at lower of cost or market	4,019	5,691
Receivable from sale of loans	76,294	167,813
Accrued interest receivable	6,378	6,294
Real estate held for investment, net	653	9,853
Federal Home Loan Bank ("FHLB") - San Francisco stock	38,873	37,130
Premises and equipment, net	7,040	7,443
Prepaid expenses and other assets	12,388	7,659

Total assets	$ 1,563,295	$ 1,632,122

Liabilities and Stockholders' Equity
Liabilities:
Non-interest bearing deposits	$ 53,913	$ 48,173
Interest bearing deposits	878,310	870,458
Total deposits	932,223	918,631

Borrowings	469,819	560,845
Accounts payable, accrued interest and other liabilities	24,368	29,657
Total liabilities	1,426,410	1,509,133

Stockholders' equity:
Preferred stock, $.01 par value; (2,000,000 shares authorized; none issued and outstanding)
	-	-
Common stock, $.01 par value; (15,000,000 shares authorized; 12,325,572 and 11,973,340 shares issued, respectively; 7,089,006 and 6,956,815 shares outstanding, respectively)

	123	120
Additional paid-in capital	65,832	59,497
Retained earnings	140,097	126,381
Treasury stock at cost (5,236,566 and 5,016,525 shares, respectively)
	(68,120)	(62,046)
Unearned stock compensation	(840)	(1,272)
Accumulated other comprehensive (loss) income, net of tax	(207)	309

Total stockholders' equity	136,885	122,989

Total liabilities and stockholders' equity	$ 1,563,295	$ 1,632,122

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Operations (Unaudited - In Thousands, Except Earnings Per Share)

	Quarter Ended March 31,		Nine Months Ended March 31,

	2006	2005	2006	2005
Interest income:
Loans receivable, net	$ 19,214	$ 17,057	$ 57,250	$ 47,506
Investment securities	1,676	2,089	5,214	6,293
FHLB - San Francisco stock	483	367	1,345	1,040
Interest earning deposits	33	7	126	18
Total interest income	21,406	19,520	63,935	54,857

Interest expense:
Checking and money market deposits	310	290	908	879
Savings deposits	741	1,076	2,483	3,483
Time deposits	4,361	2,777	12,450	7,264
Borrowings	4,803	4,346	14,967	11,873
Total interest expense	10,215	8,489	30,808	23,499

Net interest income, before provision for loan losses	11,191	11,031	33,127	31,358
Provision for loan losses	1,301	404	1,339	1,306
Net interest income, after provision for loan losses	9,890	10,627	31,788	30,052

Non-interest income:
Loan servicing and other fees	503	326	1,937	1,175
Gain on sale of loans, net	2,655	4,187	10,404	13,648
Real estate operations, net	15	101	(6)	372
Deposit account fees	542	455	1,586	1,330
Gain on sale of investment securities	-	-	-	384
Gain on sale of real estate	52	-	6,335	-
Other	451	301	1,328	1,051
Total non-interest income	4,218	5,370	21,584	17,960

Non-interest expense:
Salaries and employee benefits	5,105	5,289	15,286	15,680
Premises and occupancy	655	661	2,166	1,965
Equipment	439	364	1,244	1,155
Professional expenses	354	270	991	775
Sales and marketing expenses	242	227	716	678
Other	1,247	1,136	3,561	3,343
Total non-interest expense	8,042	7,947	23,964	23,596

Income before taxes	6,066	8,050	29,408	24,416
Provision for income taxes	2,666	3,470	12,692	10,547
Net income	$ 3,400	$ 4,580	$ 16,716	$ 13,869

Basic earnings per share	$ 0.51	$ 0.69	$ 2.54	$ 2.10
Diluted earnings per share	$ 0.49	$ 0.64	$ 2.43	$ 1.95
Cash dividends per share	$ 0.15	$ 0.14	$ 0.43	$ 0.38

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statement of Operations - Sequential Quarter (Unaudited - In Thousands, Except Earnings Per Share)

	Quarter Ended
	March 31,	December 31,
	2006	2005
Interest income:
Loans receivable, net	$ 19,214	$ 18,993
Investment securities	1,676	1,725
FHLB - San Francisco stock	483	457
Interest-earning deposits	33	53
Total interest income	21,406	21,228

Interest expense:
Checking and money market deposits	310	311
Savings deposits	741	838
Time deposits	4,361	4,307
Borrowings	4,803	4,806
Total interest expense	10,215	10,262

Net interest income, before provision for loan losses	11,191	10,966
Provision (recovery) for loan losses	1,301	(27)
Net interest income, after provision for loan losses	9,890	10,993

Non-interest income:
Loan servicing and other fees	503	791
Gain on sale of loans, net	2,655	3,356
Real estate operations, net	15	(26)
Deposit account fees	542	550
Gain on sale of real estate	52	6,283
Other	451	457
Total non-interest income	4,218	11,411

Non-interest expense:
Salaries and employee benefits	5,105	4,977
Premises and occupancy	655	718
Equipment	439	406
Professional expenses	354	293
Sales and marketing expenses	242	255
Other	1,247	1,120
Total non-interest expense	8,042	7,769

Income before taxes	6,066	14,635
Provision for income taxes	2,666	6,252
Net income	$ 3,400	$ 8,383

Basic earnings per share	$ 0.51	$ 1.28
Diluted earnings per share	$ 0.49	$ 1.23
Cash dividends per share	$ 0.15	$ 0.14

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands, Except Share Information )

	Quarter Ended March 31,		Nine Months Ended March 31,
	2006	2005	2006	2005
SELECTED FINANCIAL RATIOS:
Return on average assets	0.89%	1.20%	1.41%	1.27%
Return on average stockholders' equity	10.17%	15.48%	17.28%	16.16%
Stockholders' equity to total assets	8.76%	7.37%	8.76%	7.37%
Net interest spread	2.71%	2.79%	2.68%	2.82%
Net interest margin	3.00%	2.98%	2.89%	2.98%
Efficiency ratio	52.19%	48.45%	43.80%	47.84%
Average interest earning assets to average
interest bearing liabilities	108.92%	106.95%	108.04%	107.02%

SELECTED FINANCIAL DATA:
Basic earnings per share	$ 0.51	$ 0.69	$ 2.54	$ 2.10
Diluted earnings per share	$ 0.49	$ 0.64	$ 2.43	$ 1.95
Book value per share	$ 19.31	$ 17.09	$ 19.31	$ 17.09
Shares used for basic EPS computation	6,644,639	6,604,160	6,591,691	6,594,077
Shares used for diluted EPS computation	6,881,384	7,120,025	6,882,974	7,100,598
Total shares issued and outstanding	7,089,006	6,993,590	7,089,006	6,993,590

ASSET QUALITY RATIOS:
Non-performing loans to loans held for investment, net	0.13%	0.05%
Non-performing assets to total assets	0.10%	0.04%
Allowance for loan losses to non-performing loans	681.34%	1,520.38%
Allowance for loan losses to gross loans held for
investment	0.87%	0.80%

REGULATORY CAPITAL RATIOS:
Tangible equity ratio	8.24%	6.05%
Tier 1 (core) capital ratio	8.24%	6.05%
Total risk-based capital ratio	14.12%	10.48%
Tier 1 risk-based capital ratio	13.01%	9.57%

LOANS ORIGINATED FOR SALE:
Retail originations	$ 77,054	$ 100,065	$ 297,538	$ 275,476
Wholesale originations	177,395	233,474	648,568	668,230
Total loans originated for sale	$ 254,449	$ 333,539	$ 946,106	$ 943,706

LOANS SOLD:
Servicing released	$ 254,985	$ 315,428	$ 952,740	$ 900,802
Servicing retained	3,213	26,685	17,707	65,891
Total loans sold	$ 258,198	$ 342,113	$ 970,447	$ 966,693

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands)

	As of March 31,
	2006		2005
	Balance	Rate	Balance	Rate
INVESTMENT SECURITIES:
Held to maturity:
U.S. government sponsored enterprise debt securities	$ 51,027	2.83%	$ 54,029	2.78%
U.S. government agency mortgage-backed securities ("MBS")	3	9.35	4	10.42
Corporate bonds	-	-	994	6.80
Certificates of deposit	100	4.00	200	1.88
Total investment securities held to maturity	51,130	2.83	55,227	2.85

Available for sale (at fair value):
U.S. government sponsored enterprise debt securities	24,221	2.86	24,226	2.86
U.S. government agency MBS	41,421	4.09	59,871	3.95
U.S. government sponsored enterprise MBS	66,784	4.03	101,300	3.73
Private issue collateralized mortgage obligations ("CMO")	5,784	3.64	7,824	3.65
Freddie Mac common stock	366		379
Fannie Mae common stock	20		21
Other common stock	539		-
Total investment securities available for sale	139,135	3.80	193,621	3.68
Total investment securities	$ 190,265	3.54%	$ 248,848	3.49%

LOANS HELD FOR INVESTMENT:
Single-family (1 to 4 units)	$ 809,132	5.59%	$ 785,246	5.38%
Multi-family (5 or more units)	175,629	6.12	107,220	5.55
Commercial real estate	130,347	6.85	121,406	6.46
Construction	145,134	8.73	154,652	6.63
Commercial business	13,571	8.26	15,557	7.26
Consumer	741	10.13	651	9.29
Other	20,902	9.18	11,489	7.18
Total loans held for investment	1,295,456	6.23%	1,196,221	5.71%

Undisbursed loan funds	(82,669)		(91,401)
Deferred loan costs	2,857		2,473
Allowance for loan losses	(10,554)		(8,879)
Total loans held for investment, net	$1,205,090		$1,098,414

Purchased loans serviced by others (included above)	$ 106,090	6.93%	$ 54,939	6.12%

DEPOSITS :
Checking accounts - non-interest bearing	$ 53,913	-%	$ 49,635	-%
Checking accounts - interest bearing	135,833	0.65	132,334	0.53
Savings accounts	206,896	1.39	291,885	1.44
Money market accounts	34,446	1.21	44,502	1.10
Time deposits	501,135	3.95	425,124	2.90
Total deposits	$ 932,223	2.57%	$ 943,480	1.88%

Note:  The interest rate described in the rate column is the weighted-average interest rate of all instruments, which are included in the balance of the respective line item.

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands)

	As of March 31,
	2006		2005
	Balance	Rate	Balance	Rate
BORROWINGS:
Overnight	$ 76,000	4.91%	$ 54,500	2.90%
Six months or less	15,000	3.17	110,000	2.95
Over six to twelve months	10,000	2.60	22,000	3.83
Over one to two years	87,000	3.73	20,000	2.48
Over two to three years	55,000	3.56	82,000	3.72
Over three to four years	52,000	3.98	50,000	3.52
Over four to five years	93,000	4.88	52,000	3.98
Over five years	81,819	4.73	139,853	4.91
Total borrowings	$ 469,819	4.29%	$ 530,353	3.75%

	Quarter Ended		Nine Months Ended
	March 31,		March 31,
	2006	2005	2006	2005
SELECTED AVERAGE BALANCE SHEETS:	Balance	Balance	Balance	Balance

Loans receivable, net (1)	$ 1,257,084	$ 1,187,529	$ 1,277,199	$ 1,109,641
Investment securities	195,457	256,916	208,972	262,077
FHLB - San Francisco stock	38,638	34,271	38,397	31,478
Interest-earning deposits	3,089	1,267	4,472	1,354
Total interest-earning assets	$ 1,494,268	$ 1,479,983	$ 1,529,040	$ 1,404,550

Deposits	$ 915,042	$ 931,685	$ 935,781	$ 905,020
Borrowings	456,809	452,090	479,508	407,386
Total interest-bearing liabilities	$ 1,371,851	$ 1,383,775	$ 1,415,289	$ 1,312,406

	Quarter Ended		Nine Months Ended
	March 31,		March 31,
	2006	2005	2006	2005
	Yield/Cost	Yield/Cost	Yield/Cost	Yield/Cost

Loans receivable, net (1)	6.11%	5.75%	5.98%	5.71%
Investment securities	3.43%	3.25%	3.33%	3.20%
FHLB - San Francisco stock	5.00%	4.28%	4.67%	4.41%
Interest-earning deposits	4.27%	2.21%	3.76%	1.77%
Total interest-earning assets	5.73%	5.28%	5.58%	5.21%

Deposits	2.40%	1.80%	2.26%	1.71%
Borrowings	4.26%	3.90%	4.16%	3.88%
Total interest-bearing liabilities	3.02%	2.49%	2.90%	2.39%

(1)  Includes loans held for investment, loans held for sale and receivable from sale of loans.

Note: The interest rate or yield/cost described in the rate or yield/cost column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

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